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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of InfoSpace.com, Inc. on Form S-8 of our report dated November 17, 1998 (December 14, 1998 as to Note 10) on the consolidated financial statements of InfoSpace.com, Inc. and subsidiary appearing in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that relates to Amendment No. 7 to Registration Statement No. 333-62323 of Infospace.com, Inc. on Form S-1.

Deloitte & Touche LLP



Seattle, Washington

December 15, 1998